UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

HWH International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, the Nasdaq Staff (the “Staff”) has notified HWH International Inc. (the “Company”) of certain deficiencies related to the Company’s listing on The Nasdaq Global Market. These deficiencies included the following:

1.	On February 22, 2024, the Staff notified the Company that for the previous 30 consecutive trading days, the market value of its publicly held shares (the “MVPHS”) had been below the minimum $15,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(C) (the “Rule”). Therefore, in accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until August 20, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. On August 27, 2024, the Company received a notice from the Staff that the Company would be delisted from The Nasdaq Global Market, unless the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The Company filed the hearing request.

2.	On March 7, 2024, we received notice from Nasdaq indicating that, because the market value of our common stock had been below $50,000,000 for the prior 37 consecutive business days, we no longer complied with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of the Nasdaq Listing Rules. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), we were provided an initial compliance period of 180 calendar days, or until September 3, 2024, to regain compliance with the MVLS requirement. The Company did not regain compliance. On September 9, 2024, the Company received a notice from the Staff that the matter of the MVLS deficiency would be considered at the Company’s hearing with the Panel.

Notwithstanding the foregoing, the Company presented its compliance plan to the Panel at a hearing on October 15, 2024. On October 21, 2024, the Company received a notice from the Panel granting the Company an extension to phase down its securities to The Nasdaq Capital Market and demonstrate compliance with the MVPHS and Stockholders’ Equity requirements as set forth in Nasdaq Listing Rules 5550(a)(5) and 5550(b)(1). The Company is working to complete the steps in its compliance plan and regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market within the Panel’s extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2024	HWH INTERNATIONAL INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer